UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 21, 2016

Immunomedics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-12104	61-1009366
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

300 The American Road, Morris Plains, New Jersey	07950
(Address of Principal Executive Offices)	(Zip Code)

(973) 605-8200

(Registrant's telephone number,
including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with its annual review of executive compensation, on September 21, 2016, the Compensation Committee of the Board of Directors of Immunomedics, Inc., a Delaware corporation (the “Company”), approved the following annual base salaries for the fiscal year ending June 30, 2017 and annual bonus and equity awards for 2016 performance for certain executive officers of the Company as set forth below:

Name	Position	Fiscal 2017 Base Salary	Cash Bonus	Restricted Stock Units Awarded	Stock Options Awarded
Cynthia L. Sullivan	President and Chief Executive Officer	$686,184(1)	-	106,061(2)	199,532(3)
David M. Goldenberg	Chairman and Chief Scientific Officer, Chief Patent Officer	$648,040(4)	-	-	-
Michael R. Garone	Vice President, Finance and Chief Financial Officer	$300,000(5)	-	-	-

(1)	Represents approximately a three and one-half percent (3.5%) increase from Ms. Sullivan’s fiscal 2016 base salary of $662,980.
(2)	Restricted stock units granted in accordance with the Immunomedics, Inc. 2014 Long-Term Incentive Plan (the “2014 Plan”).
(3)	Stock options granted in accordance with the 2014 Plan.
(4)	Represents approximately a three and one-half percent (3.5%) increase from Dr. Goldenberg’s fiscal 2016 base salary of $626,126.
(5)	Represents no change from Mr. Garone’s fiscal 2016 base salary, as Mr. Garone joined the Company on June 27, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNOMEDICS, INC.

	By:	/s/ Cynthia L. Sullivan
		Name:	Cynthia L. Sullivan
		Title:	President and Chief Executive Officer

Date: September 23, 2016